UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2022

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36439	91-1789357
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2022, Precipio Inc., (the “Company”) announced the retirement of its Chief Financial Officer, Carl Iberger, (age 69) effective immediately due to personal family reasons. Mr. Iberger did not advise the Company or the Board of Directors of any disagreement with the Company on any matter relating to its operations, policies or practices.

Management together with the Board of Directors of the Company has promoted and appointed Matthew Gage (age 55), currently the Company’s Director of Financial Reporting and Analysis, as the Company’s Interim Chief Financial Officer effective March 21, 2022. Mr. Gage joined the Company following its acquisition of Transgenomics in July of 2017. Mr. Gage served as Director of Financial Reporting and Analysis of Transgenomics from 2014 to 2017. Mr. Gage has over 30 years of experience in company finance, 25 years of which being with publicly traded companies. Mr. Gage will receive an annual base salary of $150,000 and in addition a quarterly guaranteed bonus of $10,000. Mr. Gage will continue to be entitled to participate in the Company’s group life, medical, dental and vision and 401k programs in accordance with the terms of the Company’s policies as well as to participate in and employee stock option plan in accordance with applicable terms and as approved by the Board of Directors from time to time.

There are no family relationships between Mr. Gage and any director or executive officer of the Company and Mr. Gage has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 21, 2022, the Company issued a press release announcing the retirement of Mr. Iberger and the appointment of Mr. Gage as Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Payroll and Position Change Notice dated March 21, 2022
99.1	Precipio Inc Press Release, dated March 21, 2022
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date:      March 21, 2022